EXHIBIT 10.2

EXHIBIT I TO REGULATION “S”
SUBSCRIPTION AGREEMENT BETWEEN SINOCUBATE, INC., AND
VIKING INVESTMENTS GROPU LLC, DATED JUNE 29, 2011

China Wood valuation

Closing bid price for the past 10 days prior and including to June 29, 2011

June 29	$ 5.00
June 28	$ 4.75
June 27	$.4.75
June 24	$.4.75
June 23	No price
June 22	No price
June 21	No price
June 20	$ 4.75
June 17	$ 4.75
June 16	No price

Average	$ 4.78 per share

SinoCubate valuation

Up until this filing, June 30, 2011, SinoCubate was classified as a shell company and for the past three years it has been sporadic trading activity in the stock only. The share price has been for the most part been between $ 0.20 and $ 0.30 per share. There were no trading activity in the stock between the dates of June 16 to June 29. Therefore, I believe the fair share price is $ 0.25 per share.

Share exchange formula

By using the above formula, I believe 100,000 shares of China Wood is worth $ 478,000 and each share of SinoCubate is worth $ 0.25 per share.

100,000 shares of China Wood are thereby equal to 1,912,000 new shares of SinoCubate.

$ 4.78 x 100,000 = 1,912,000
    $ 0.25

/s/ Tom Simeo
Tom Simeo